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                                                                     EXHIBIT 4.4


                      NON-QUALIFIED STOCK OPTION AGREEMENT

                  THIS AGREEMENT (hereinafter referred to as "AGREEMENT") is made by and between DAISYTEK INTERNATIONAL CORPORATION, a Delaware corporation (hereinafter referred to as "COMPANY"), and the individual whose name and signature appear on the signature page hereof (hereinafter referred to as "HOLDER"):

                  WHEREAS, the Company wishes to evidence the issuance to the Holder of the non-qualified stock options set forth herein, subject to, and in accordance with, the terms and provisions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

I.       DEFINITIONS

                  Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Committee of the Board, appointed as provided in Section 5.1.

                  "Common Stock" shall mean the Company's common stock, $.01 par value per share.

                  "Company" shall mean Daisytek International Corporation, a Delaware corporation. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Options outstanding under this Agreement, in a transaction to which Section 424(a) of the Code applies.

                  "Director" shall mean a member of the Board.

                  "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Agreement is executed. To the extent not included in the foregoing, "Employee" shall mean any officer, director, employee or consultant of the Company, or any entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, as the Committee shall from time to time select in its sole discretion.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" shall mean (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the date previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on any exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock, in each case, as of the day previous to such date as reported by

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NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly trade on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

                  "Non-Qualified Stock Option" shall mean an option that is not treated as an incentive stock option as defined in Section 422 of the Code.

                  "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

                  "Option" shall mean an option to purchase Common Stock of the Company, granted under this Agreement.

                  "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "QDRO" shall have the meaning provided in Section 5.3.

                  "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

                  "Secretary" shall mean the Secretary of the Company.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or the other corporations in such chain.

                  "Termination of Employment" shall have the meaning provided in
Section 3.4.

II.      GRANT OF OPTION

                  2.1. GRANT OF OPTION. For good and valuable consideration, effective as of XXXXXXXXX (the "DATE OF GRANT"), the Company hereby grants to the Holder the Option to purchase any part or all of the number of shares of the Company's Common Stock set forth on the signature page hereof, subject to and upon the terms and conditions set forth in this Agreement. This Option is a Non-Qualified Stock Option.

                  2.2. PURCHASE PRICE. The purchase price of the shares of Common Stock covered by the Option shall be XXX Dollars and XXXXX cents ($XXX) per share without commission or other charge; provided, however, such purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of such share on the Date of Grant.

                  2.3. CONSIDERATION TO COMPANY. In consideration of the granting of this Option by the Company, the Holder agrees to render faithful and efficient services to the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement shall confer upon the Holder any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or

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shall interfere with or restrict in any way the rights of the Company, its
Parent Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge the Holder at any time for any reason whatsoever, with or without cause.

                  2.4. ADJUSTMENTS IN OPTION. In the event that the outstanding shares of Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off, stock dividend or combination of shares or other recapitalization or reorganization, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share Any such adjustment made by the Committee shall be final and binding upon the Holder, the Company and all other interested persons.

III.     PERIOD OF EXERCISABILITY

                  3.1. COMMENCEMENT OF EXERCISABILITY.

                         (a) Except as otherwise set forth in any authorized appendix to the signature page hereto, the Option shall vest quarterly over a three-year period and become exercisable as follows:

                                (i) until one year from the Date of Grant, the
                  Option shall not be vested and shall not be exercisable as to any of the Shares subject hereto;

                                (ii) on the 91st day following one year from the
                  Date of Grant, the Option shall be fully vested and exercisable as to one-eighth (12.5%) of the original Shares subject hereto;

                                (iii) on each 91st day thereafter, the Option
                  shall be fully vested and exercisable as to an additional one-eighth (12.5%) of the original Shares subject hereto; and

                                (iv) on the date which is three years from the
                  Date of Grant, the Options shall be fully vested and exercisable as to all of the original Shares subject hereto.

                         (b) Except as otherwise set forth in Section 3.1(c), no portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

                         (c) Notwithstanding anything contained herein to the contrary, the Committee shall have the right to accelerate the vesting of this Option, or any portion thereof, at any time and from time to time, and upon such terms and conditions as it shall determine in its sole discretion.

                  3.2. DURATION OF EXERCISABILITY. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

                  3.3. EXPIRATION OF OPTION. Subject to the terms and provisions of this Agreement, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

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                         (a) The expiration of ten (10) years from the Date of
         Grant;

                         (b) The date that is 30 days after the Holder's Termination of Employment for any reason, other than death or disability (within the meaning of Section 22(e)(3) of the Code), unless the Committee otherwise elects to permit the exercise of such Option for a period of time thereafter; provided, however (a) such period of time shall end no later than ten years from the Date of Grant, and (b) the Committee may make such elections in such manner as it deems appropriate, which may be non-uniform and selective, and based upon such factors as it deems relevant;

                         (c) With respect to an Option held by a Holder who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Holder's Termination of Employment for any reason other than death, unless the Holder dies within said one-year period;

                         (d) The expiration of one year from the date of the Holder's death with respect to all Options held by such Holder; and

                         (e) With respect to all Options, and notwithstanding any other provision contained herein, the date of the Holder's Termination of Employment in the event such Termination is for "cause".

                  3.4. TERMINATION OF EMPLOYMENT. "Termination of Employment" shall mean the time when a Holder ceases to be an Employee for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation, a Subsidiary or any entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The Committee, in its absolute discretion shall determine all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment is for "cause" and what actions constitute "cause", and all questions of whether particular leaves of absence constitute Termination of Employment.

                  3.5. MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION. In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Committee may (but shall not be required to), in its absolute discretion and upon such terms and conditions as it deems appropriate, provide by resolution, adopted prior to such event, that:

                         (a) After the effective date of such event, this Option shall not be exercisable, and/or

                         (b) At some time prior to the effective date of such event, this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a); provided, however, that this acceleration of exercisability shall not take place if:

                                (i) This Option becomes unexercisable under
                  Section 3.3 prior to said effective date; or

                                (ii) In connection with such an event, provision
                  is made for an assumption of this Option or a substitution therefor of a new option by an employer corporation or a parent or subsidiary of such corporation, so that such assumption or substitution complies with the provisions of
                  Section 424(a) of the Code.

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                  The Committee may make such determinations and adopt such
rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction, and determinations regarding whether provisions for assumption or substitution have been made as defined in clause (ii) above.

IV.      EXERCISE OF OPTION

                  4.1. PERSON ELIGIBLE TO EXERCISE. During the lifetime of the Holder, only Holders or any transferee pursuant to a QDRO may exercise the Option or any portion thereof. After the death of the Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Holder's personal representative or by any person empowered to do so under the Holder's will or under the then applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, as provided in Section 5.3, in its sole discretion, permit the transfer of the Option in whole or in part, and the exercise thereof by any transferee thereof.

                  4.2. PARTIAL EXERCISE. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one-hundred (100) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

                  4.3. MANNER OF EXERCISE. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following (except as otherwise waived by such officer) prior to the time when the Option or such portion becomes unexercisable under
Section 3.3:

                           (a) An executed exercise agreement in the form attached hereto as Exhibit A (the "EXERCISE AGREEMENT") signed by the Holder or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such Exercise Agreement complying with all applicable rules established by the Committee; and

                           (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

                               (ii) With the consent of the Committee, by delivery to the Company of other shares of Common Stock of the Company that (A) in the case of shares acquired upon exercise of the Option or upon the exercise of an option under any stock option plan of the Company, have been owned by the Holder for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial reporting purposes, and
         (B) have a Fair Market Value on the exercise date equal to the aggregate exercise price of the shares as to which said Option shall be exercised. THE USE OF SHARES OF THE COMPANY'S COMMON STOCK TO PAY THE OPTION PRICE MAY HAVE INCOME TAX CONSEQUENCES FOR THE HOLDER; or

                               (iii) With the consent of the Committee, a recourse promissory note duly executed and delivered by the Holder in the principal amount of the exercise price thereof, or any portion thereof, in each case upon such terms and conditions (including without limitation, terms regarding rates of interest, payment schedule, collateral or other security) as the Committee may establish in its sole and absolute discretion; or

                               (iv) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections
         (i), (ii) and (iii); and

                           (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Holder or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for Holder's own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Holder or other person then entitled to exercise such Option or portion will indemnify the Company against, and hold it free and harmless from, any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired upon exercise of an Option does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

                         (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; provided, however, with the consent of the Committee, shares of the Company's Common Stock issuable to the Holder upon exercise of the Option, or any of the consideration provided in the foregoing subsections (i), (ii) and (iii) of the preceding paragraph (b), or any combination thereof may be used to satisfy all or part of such payment (THE USE OF SHARES OF THE COMPANY'S COMMON STOCK TO SATISFY THE HOLDER'S WITHHOLDING OBLIGATION MAY HAVE INCOME TAX CONSEQUENCES FOR THE HOLDER); and

                         (e) In the event the Option or portion shall be exercised pursuant to Section 3.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

                         Notwithstanding anything contained herein to the
contrary, the Committee may, in its sole discretion, limit or restrict the use of Shares of the Company's Common Stock issuable to the Holder upon exercise of the Option to satisfy the exercise price or the tax withholding consequences of such exercise (i) to such periods following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and/or to such other periods as the Committee shall, in its sole discretion, deem appropriate and (ii) in accordance with such other rules and regulations as the Committee may determine to be necessary or appropriate from time to time.

                  4.4. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions (except as otherwise waived by the Committee):

                         (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

                         (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable; and

                         (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                         (d) The payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

                         (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

                  4.5. RIGHTS AS A SHAREHOLDER. The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

V.       OTHER PROVISIONS

                  5.1. ADMINISTRATION.

                         (a) The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Holder, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.

                         (b) The "Committee" shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board. The Board may limit the members of the Committee to directors who are both "non-employee directors" as defined in Rule 16b-3, and "outside directors", as defined in Section 162(m) of the Code. Subject to the limitations set forth in the preceding sentence, the powers of the Committee may be exercised by the Compensation Committee of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may be removed by the Board at any time and may resign at any time. Vacancies in the Committee shall be filled by the Board. The Board reserves the right to serve as the Committee if it so elects, and, in which event, the term "Committee" shall mean the Board. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Holder, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Agreement or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation. The Committee shall have the unrestricted right to make non-uniform decisions and determinations in all matters regarding the Agreement and all Options issued hereunder.

                  5.2. TAX CONSEQUENCES. The grant and/or exercise of the Option will have federal and state income tax consequences, including a requirement that the Company file certain information returns with the Internal Revenue Service. THE HOLDER SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND

BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES, PARTICULARLY WITH RESPECT TO HIS STATE'S TAX LAWS.

                  5.3. OPTION NOT TRANSFERABLE. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment of any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or by Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (a "QDRO"). Notwithstanding the foregoing, the Committee may, in its discretion, permit the holder of this Option to transfer such Option, or any portion thereof, to such holder's spouse, lineal descendent or trust established for the benefit thereof or any other person or entity.

                  5.4. SHARES TO BE RESERVED. The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

                  5.5. CONFORMITY TO SECURITIES LAWS. The Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Agreement and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                  5.6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Holder.

                  5.7. ENTIRE AGREEMENT AND GOVERNING LAW. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder's interest except by means of a writing signed by the Company and Holder. This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

                  5.8. NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Holder shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Holder shall, if the Holder is then deceased, be given to the Holder's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.8. Any notice shall be deemed duly given upon receipt and shall be delivered by hand, reputable overnight courier or deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

                  5.9. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                                   ***********

                           STOCK OPTION SIGNATURE PAGE

                  In Witness Whereof, effective as of XXXXXXX, the Company and the undersigned Holder have executed and delivered this Option.


Name of Holder:   XXXXXXXXXXXXX
                -------------------------
Number of Option Shares:    XXXX
                         ----------------
         These are Non-Qualified Stock Options

Option Certificate No.:


HOLDER:                                 DAISYTEK INTERNATIONAL CORPORATION

                                        /s/ RALPH MITCHELL

By:                                     By:
      Signature of Holder                       Ralph Mitchell

                                        Title:  Chief Financial Officer

HOLDER'S NAME AND ADDRESS:

------------------------------------------
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
                               EXHIBIT A TO NON-QUALIFIED STOCK OPTION AGREEMENT


                       DAISYTEK INTERNATIONAL CORPORATION


                      NON-QUALIFIED STOCK OPTION AGREEMENT


                               EXERCISE AGREEMENT




Daisytek International Corporation
1025 Central Expressway South
Suite 200
Allen, Texas  75013
Attention: Secretary

         1. EXERCISE OF OPTION. Effective as of today, XXXXXXXX, 20XX, the undersigned ("PURCHASER") hereby elects, pursuant to this Exercise Agreement (this "EXERCISE AGREEMENT"), to exercise XXXXXX options (the "OPTIONS") to purchase XXXXX shares (the "SHARES") of the Common Stock of Daisytek International Corporation (the "COMPANY") under and pursuant to the Non-Qualified Stock Option Agreement dated XXXXXXXX, 20XX (the "OPTION AGREEMENT"). The purchase price for the Shares shall be $ XXXXXX, as specified in the Option Agreement. Unless otherwise defined herein, all defined terms used herein shall have the meanings set forth in the Option Agreement.

         2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares of the Company. THE USE OF SHARES OF STOCK ACQUIRED OR TO BE ACQUIRED FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

         3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

         4. MARKET STANDOFF AGREEMENT. Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.

         5. RIGHTS AS SHAREHOLDER. The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares for which such Option is exercised including, but not limited to, rights to vote or to receive dividends unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and the Purchaser has become a record holder of such Shares. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date all the conditions set forth above are satisfied, except as provided in Section 2.4 of the Option Agreement.

         6. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         7. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Agreement and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Exercise Agreement may not be amended except by means of a writing signed by the Company and Purchaser. If any inconsistency should exist between the terms and conditions of this Exercise Agreement and the terms and conditions of the Option Agreement, the terms of the Option Agreement shall govern and control.

         8. GOVERNING LAW. This Exercise Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:                       Accepted by:

PURCHASER:                          Daisytek International Corporation


                                    By:
Signature:                              ------------------------------
           ---------------------    Print Name:
                                                ----------------------

Print Name:                         Title:
            --------------------           ---------------------------

Address:                                    Address:

                                                1025 Central Expressway South
                                                Suite 200
                                                Allen, Texas  75013